Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intelli-Check - Mobilisa, Inc.

We hereby consent to the incorporation by reference in this registration statement of Intelli-Check - Mobilisa, Inc. on Form S-8 (for 3,000,000 shares of common stock) of our report dated March 25, 2008, appearing in their Annual Report on Form 10K for the year ended December 31, 2007.

/s/ Amper, Politziner & Mattia, P.C.
New York, New York
May 21, 2008